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Exhibit 99.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

        I, LeRoy T. Carlson, Jr., the chief executive officer of Telephone and Data Systems, Inc., certify that (i) the annual report on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Telephone and Data Systems, Inc.

/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr. March 20, 2003

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  Exhibit 99.1